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                                                                    EXHIBIT 12.1

GLOBAL TELESYSTEMS GROUP, INC.

EARNINGS/DEFICIENCIES TO COVER FIXED CHARGES

FOR THE QUARTER ENDED MARCH 31, 1999



                              THREE MONTHS
                                 ENDED
                               MARCH 31,                           YEAR ENDED
                              ------------   ------------------------------------------------------
                                  1999         1998        1997        1996       1995       1994
                              ------------   ---------   ---------   --------   --------   --------
Net Loss before
  extraordinary loss........   ($162,208)    ($243,052)  ($134,761)  ($76,205)  ($44,196)  ($17,951)
Addback:  Income tax
  expense...................       3,764         7,752       2,485      1,360      2,565         --
                               ---------     ---------   ---------   --------   --------   --------
Pretax Loss.................    (158,444)     (235,300)   (132,276)   (74,845)   (41,631)   (17,951)
Adjustments:  Fixed
  charges...................      47,673       129,712      29,273    367,464     33,914        100
                               ---------     ---------   ---------   --------   --------   --------
Adjusted earnings from
  continuing operations.....    (110,771)     (105,588)   (103,003)   292,619     (7,717)   (17,851)
Interest expense
  indebtedness, including
  amortization of dis-
  count.....................      47,673       129,712      29,273    367,464     33,914        100
                               ---------     ---------   ---------   --------   --------   --------
     Total fixed charges....      47,673       129,712      29,273    367,464     33,914        100
Deficiency of earnings
  available to cover fixed
  charges...................   ($158,444)    ($235,300)  ($132,276)  ($74,845)  ($41,631)  ($17,951)
                               =========     =========   =========   ========   ========   ========